                                                                    Exhibit 4.1












                      THIRD AMENDED AND RESTATED AGREEMENT
                             OF LIMITED PARTNERSHIP




                                       OF





                          EQUITY INNS PARTNERSHIP, L.P.

                                TABLE OF CONTENTS


                                                                           Page

ARTICLE I
DEFINED TERMS...............................................................  1

ARTICLE II
PARTNERSHIP CONTINUATION AND IDENTIFICATION.................................  7

    2.01     Continuation...................................................  7
    2.02     Name, Office and Registered Agent..............................  7
    2.03     Partners.......................................................  7
    2.04     Term and Dissolution...........................................  7
    2.05     Filing of Certificate and Perfection of Limited  Partnership...  8

ARTICLE III
BUSINESS OF THE PARTNERSHIP.................................................  8

ARTICLE IV
CAPITAL CONTRIBUTIONS AND ACCOUNTS..........................................  9

    4.01     Capital Contributions..........................................  9
    4.02     Issuance of Additional Partnership Interests;
             Purchase of Shares by General Partner..........................  9
    4.03     Partnership Capital............................................ 11
    4.04     Capital Accounts............................................... 11
    4.05     No Interest on Contributions................................... 11
    4.06     Return of Capital Contributions................................ 12
    4.07     No Third Party Beneficiary..................................... 12

ARTICLE V
PROFITS AND LOSSES; DISTRIBUTIONS........................................... 12

    5.01     Allocation of Profit and Loss.................................. 12
    5.02     Distribution of Cash........................................... 14
    5.03     REIT Distribution Requirements................................. 15
    5.04     No Right to Distributions in Kind.............................. 15
    5.05     Limitations on Return of Capital Contributions................. 15
    5.06     Distributions Upon Liquidation................................. 15
    5.07     Substantial Economic Effect.................................... 16



ARTICLE VI
RIGHTS, OBLIGATIONS AND
POWERS OF THE GENERAL PARTNER............................................... 16

    6.01     Management of the Partnership.................................. 16
    6.02     Delegation of Authority........................................ 19
    6.03     Indemnification and Exculpation of Indemnitees................. 19
    6.04     Liability of the General Partner............................... 20
    6.05     Reimbursement of General Partner............................... 21
    6.06     Outside Activities............................................. 22
    6.07     Employment or Retention of Affiliates.......................... 23
    6.08     Loans to the Partnership....................................... 23
    6.09     Authority on Behalf of Limited Partners........................ 23

ARTICLE VII
CHANGES IN GENERAL PARTNER.................................................. 24

    7.01     Transfer of the General Partner's Partnership Interest......... 24
    7.02     Admission of a Substitute or Successor General................. 25
    7.03     Effect of Bankruptcy, Withdrawal, Death or Dissolution of
             a General Partner.............................................. 26
    7.04     Removal of a General Partner................................... 26

ARTICLE VIII
RIGHTS AND OBLIGATIONS
OF THE LIMITED PARTNERS..................................................... 27

    8.01     Management of the Partnership.................................. 27
    8.02     Power of Attorney.............................................. 28
    8.03     Limitation on Liability of Limited Partners.................... 28
    8.04     Ownership by Limited Partner of Corporate General Partner
             or Affiliate................................................... 28
    8.05     Redemption Right............................................... 28
    8.06     Registration................................................... 30

ARTICLE IX
TRANSFERS OF PARTNERSHIP INTERESTS.......................................... 35

    9.01     Purchase for Investment........................................ 35
    9.02     Restrictions on Transfer of Limited Partnership Interests...... 35
    9.03     Admission of Substitute Limited Partner........................ 36
    9.04     Rights of Assignees of Partnership Interests................... 37
    9.05     Effect of Bankruptcy, Death, Incompetence or Termination
             of a Limited Partner........................................... 37
    9.06     Joint Ownership of Interests................................... 38


ARTICLE X
BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS.................................. 38

   10.01     Books and Records.............................................. 38
   10.02     Custody of Partnership Funds; Bank Accounts.................... 39
   10.03     Fiscal and Taxable Year........................................ 39
   10.04     Annual Tax Information and Report.............................. 39
   10.05     Tax Matters Partner; Tax Elections; Special Basis Adjustments.. 39
   10.06     Reports to Limited Partners.................................... 40

ARTICLE XI
AMENDMENT OF AGREEMENT...................................................... 40

ARTICLE XII
GENERAL PROVISIONS.......................................................... 41

   12.01     Notices........................................................ 41
   12.02     Survival of Rights............................................. 41
   12.03     Additional Documents........................................... 41
   12.04     Severability................................................... 41
   12.05     Entire Agreement............................................... 41
   12.06     Pronouns and Plurals........................................... 42
   12.07     Headings....................................................... 42
   12.08     Counterparts................................................... 42
   12.09     Governing Law.................................................. 42
   12.10     Corporation is Not a Partner................................... 42

                      THIRD AMENDED AND RESTATED AGREEMENT
                             OF LIMITED PARTNERSHIP

                                       OF

                          EQUITY INNS PARTNERSHIP, L.P.

                                    RECITALS

         Equity Inns Partnership, L.P. (the "Partnership") was formed as a limited partnership under the laws of the State of Tennessee by a Certificate of Limited Partnership filed with the Secretary of State of the State of Tennessee on November 30, 1993. This Third Amended and Restated Agreement of Limited Partnership is entered into this ___ day of June, 1997, among Equity Inns, Inc., a Tennessee corporation (the "Corporation"), Equity Inns Trust, a Maryland real estate investment trust (the "General Partner") and the Limited Partners set forth on Exhibit A hereto, for the purpose of amending and restating the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated December 31, 1994 (the "Second Amended Agreement").


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises of the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Second Amended Agreement to read in its entirety as follows:


                                    ARTICLE I

                                  DEFINED TERMS

         The following defined terms used in this Agreement shall have the meanings specified below:

         "Act" means the Tennessee Revised Uniform Limited Partnership Act, as it may be amended from time to time.

         "Affiliate" means, (i) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, 5% or more of the outstanding capital stock, shares or equity interests of such Person, or
(iii) any officer, director, employee, partner or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

     "Agreement" means this Third Amended and Restated Agreement of Limited Partnership.

     "Capital Account" shall have the meaning provided in Section 4.04 hereof.

         "Capital Contribution" means the total amount of capital initially contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of the Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner. The paid-in Capital Contribution shall mean the cash amount or the Agreed Value of other assets actually contributed by each Partner to the capital of the Partnership.

         "Cash Amount" means an amount of cash per Partnership Unit equal to the Value of the REIT Shares Amount on the date of receipt by the General Partner of a Notice of Redemption.

         "Certificate" means any instrument or document which is required under the laws of the State of Tennessee, or any other jurisdiction wherein the Partnership conducts business, to be signed and sworn to by the Partners of the Partnership (either by themselves or pursuant to the power-of- attorney granted to the General Partner in Section 8.02 hereof) and filed for recording in the appropriate public offices within the State of Tennessee or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal, or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Tennessee or such other jurisdiction.

         "Charter" means the Charter of the Corporation filed with the Secretary of State of the State of Tennessee on November 24, 1993, and as amended or restated from time to time.

         "Code" means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any succeeding provision of the Code.

        "Commission" means the United States Securities and Exchange Commission.

         "Conversion Factor" means one (1), provided that in the event that the Corporation (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares, or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination and, provided further, that in the event that an entity other than an Affiliate of the Corporation shall become the General Partner (including, without limitation, pursuant to any merger, consolidation or combination of the Corporation with or into another entity (the "Successor Entity")), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number (expressed in decimal form) of shares of the Successor Entity into which one REIT Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

         "Corporation" means Equity Inns, Inc., a Tennessee corporation.

         "Declaration of Trust" means the Declaration of Trust of the General Partner dated December 29, 1994 and filed with the Secretary of State of the State of Maryland, as amended or restated from time to time.

         "Event of Bankruptcy" as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided, that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "General Partner" means Equity Inns Trust, a Maryland real estate investment trust and subsidiary of the Corporation, and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner.

         "General Partner Interest" means a Partnership Interest held by the General Partner that is a general partnership interest.

         "Indemnitee" means (i) any Person made a party to a proceeding by reason of his status as (A) the General Partner or (B) a director, trustee or officer of the Partnership, the General Partner or the Corporation and (ii) such other Persons (including Affiliates of the General Partner, the Corporation or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

         "Limited Partner" means any Person named as a Limited Partner on Exhibit A attached hereto, and any Person who becomes a Substitute or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

         "Limited Partners" means all Persons named as a Limited Partner on Exhibit A attached hereto, and any Person who becomes a Substitute or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

         "Limited Partnership Interest" means the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of such Act.

         "Loss" has the meaning provided in Section 5.01(f) hereof.

         "Notice of Redemption" means the Notice of Exercise of Redemption Right substantially in the form attached as Exhibit B hereto.

         "Partner" means any General Partner or Limited Partner.

         "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(i). A Partner's share of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

         "Partnership Interest" means an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

         "Partnership  Minimum  Gain" has the meaning  set forth in  Regulations
Section 1.704-2(d). In accordance with Regulations Section 1.704-2(d), the amount of Partnership Minimum Gain is determined by first computing, for each Partnership nonrecourse liability, any gain the Partnership would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. A Partner's share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).

         "Partnership Record Date" means the record date established by the General Partner for the distribution of cash pursuant to Section 5.02 hereof, which record date shall be the same as the record date established by the Corporation for a distribution to its shareholders of some or all of its portion of such distribution received through the General Partner.

         "Partnership   Unit"  means  a  fractional,   undivided  share  of  the
Partnership Interests of all Partners issued hereunder, as reflected on Exhibit A hereto as it may be amended from time to time.


         "Percentage Interest" means the percentage ownership interest in the Partnership of each Partner, as determined by dividing the Partnership Units owned by a Partner by the total number of Partnership Units then outstanding.

         "Person" means any individual, partnership, corporation, joint venture, trust or other entity.

         "Profit" has the meaning provided in Section 5.01(f) hereof.

         "Property" means any hotel property or other investment in which the Partnership holds an ownership interest.

         "Redeeming Partner" has the meaning provided in Section 8.05(a) hereof.

     "Redemption Amount" means either the Cash Amount or the REIT Shares Amount.

         "Redemption Right" has the meaning provided in Section 8.05(a) hereof.

         "Redemption Shares" means REIT Shares that may be issued in redemption of Partnership Units under Section 8.05.

         "Regulations" means the Federal Income Tax Regulations issued under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any succeeding provision of the Regulations.

         "REIT" means a real estate investment trust under Sections 856 through 860 of the Code.

         "REIT Share" means a share of the common stock of the Corporation (or Successor Entity, as the case may be) or any option, warrant or right to purchase or subscribe for such shares.

         "REIT Shares Amount" means a number of REIT Shares equal to the product of the number of Partnership Units offered for redemption by a Redeeming Partner, multiplied by the Conversion Factor; provided, that in the event the Corporation issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the "rights"), then the REIT Shares Amount shall also include such rights that a holder of that number of REIT Shares would be entitled to receive.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Service" means the Internal Revenue Service.

         "Specified Redemption Date" means the first business day of the month that is at least 10 business days after the receipt by the General Partner of the Notice of Redemption unless an earlier date is agreed to by the General Partner.

         "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

         "Substitute   Limited   Partner"  means  any  Person  admitted  to  the
Partnership as a Limited Partner pursuant to Section 9.03 hereof.

     "Successor   Entity"  has  the  meaning   provided  in  the  definition  of
"Conversion Factor" contained herein.

         "Transaction" has the meaning provided in Section 7.01.

         "Transfer" has the meaning provided in Section 9.02.

         "Value" means, with respect to any security, the average of the daily market price of such security for the ten (10) consecutive trading days immediately preceding the date of such valuation. The market price for each such trading day shall be: (i) if such security is listed or admitted to trading on any securities exchange or The Nasdaq National Market, the closing price, regular way, on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if such security is not listed or admitted to trading on any securities exchange or The Nasdaq National Market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a recognized quotation source designed by the Corporation, or (iii) if such security is not listed or admitted to trading on any securities exchange or The Nasdaq National Market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a recognized quotation source designed by the Corporation, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided, that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the value of such security shall be determined by the Corporation acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event that any security includes any additional rights, then the value of such rights shall be determined by the Corporation acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

                                   ARTICLE II

                   PARTNERSHIP CONTINUATION AND IDENTIFICATION

     2.01 Continuation. The Partners hereby agree to continue the Partnership pursuant to the Act and upon the terms and conditions set forth in this Agreement.

         2.02 Name, Office and Registered Agent. The name of the Partnership shall be Equity Inns Partnership, L.P. The specified office and place of business of the Partnership shall be 4735 Spottswood, Suite 102, Memphis, Shelby County, Tennessee 38119. The General Partner may at any time change the location of such office, provided, the General Partner gives notice to the Partners of any such change. The name and address of the Partnership's registered agent is Phillip H. McNeill, Sr., 4735 Spottswood, Suite 102, Memphis, Shelby County, Tennessee 38119. The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on him as registered agent.

         2.03     Partners.

                  (a) The General Partner of the Partnership is Equity Inns Trust. Its principal place of business shall be the same as that of the Partnership.

                  (b) The Limited Partners shall be those Persons identified as Limited Partners in Exhibit A hereto, as amended from time to time.

         2.04     Term and Dissolution.

                  (a) The term of the Partnership shall continue in full force and effect until December 31, 2053, except that the Partnership shall be dissolved upon the happening of any of the following events:

                             (i) The  occurrence of an Event of Bankruptcy as to
                  the General Partner or the dissolution, death or withdrawal of the General Partner unless the business of the Partnership is continued pursuant to Section 7.03(b) hereof; provided, that if a General Partner is on the date of such occurrence a partnership, the dissolution of such General Partner as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Partnership if the business of such General Partner is continued by the remaining partner or partners, either alone or with additional partners, and such General Partner and such partners comply with any other applicable requirements of this Agreement;

                            (ii) The  passage of 90 days after the sale or other
                  disposition of all or substantially all the assets of the Partnership; (provided, that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such note or notes are paid in full);

                           (iii) The  redemption  of all Limited  Partnership
                  Interests (other than any of such interests held by the General Partner); or

                            (iv) The election by the General Partner that the
                  Partnership should be dissolved.

                  (b) Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 7.03(b) hereof), the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel the Certificate and liquidate the Partnership's assets and apply and distribute the proceeds thereof in accordance with Section 5.06 hereof. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or hold from distribution for a reasonable time, any assets of the Partnership except those necessary to satisfy the Partnership's debts and obligations, or (ii) distribute the assets to the Partners in-kind.

         2.05 Filing of Certificate and Perfection of Limited Partnership. The General Partner shall execute, acknowledge, record and file at the expense of the Partnership, the Certificate and any and all amendments thereto and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.


                                   ARTICLE III

                           BUSINESS OF THE PARTNERSHIP

         The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the Corporation at all times to qualify as a REIT, unless the Corporation ceases to qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. The Limited Partners acknowledge that the status of the Corporation as a REIT and the avoidance of federal income and excise taxes on the Corporation inures to the benefit of all the Partners and not solely the General Partner or its Affiliates. Notwithstanding the foregoing, the Limited Partners acknowledge and agree that the Corporation may terminate its status as a REIT under the Code at any time to the full extent permitted under the Charter. The General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code.


                                   ARTICLE IV

                       CAPITAL CONTRIBUTIONS AND ACCOUNTS

          4.01 Capital Contributions. The General Partner and the Limited Partners previously made capital contributions to the Partnership in exchange for the Partnership Interests set forth opposite their names on Exhibit A, as amended, from time to time.

         4.02 Issuance of Additional Partnership Interests; Purchase of Shares by General Partner.

                  (a) The General Partner is hereby authorized to cause the Partnership to issue such additional Limited Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time, to the Partners or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. In causing the Partnership to issue additional Limited Partnership Interests, the General Partner shall make a good faith determination that the Partnership will receive adequate consideration therefor. The General Partner's determination that consideration is adequate shall be conclusive insofar as the adequacy of consideration relates to whether the Limited Partnership Interests are validly issued.

                  (b) In the event that a redemption pursuant to Section 8.05 hereof would result in the Limited Partners, in the aggregate, owning less than 1% of the Partnership Interests, the General Partner may form another partnership, which shall acquire sufficient Limited Partnership Interests so that the Limited Partners, in the aggregate, own at least 1% of the Partnership Interests.

                  (c) The Partnership also may from time to time issue to the General Partner additional Partnership Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner, subject to Tennessee law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership, provided that (x) the additional Partnership Interests are issued in connection with an issuance of shares of the Corporation, which shares have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner in accordance with this Section 4.02(c), and (y) the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the net proceeds raised in connection with the issuance of such shares of the Corporation.

                  (d) Nothing contained herein shall restrict the Corporation's rights to issue REIT Shares for less than fair market value, and the General Partner is expressly authorized to cause the Partnership to issue to the General Partner corresponding Partnership Units, so long as (i) the General Partner concludes in good faith that such issuance is in the interests of the Corporation, the General Partner and the Partnership (for example, and not by way of limitation, the issuance of REIT Shares and corresponding Partnership Units pursuant to an employee stock purchase plan providing for employee purchases of REIT Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise), and
(ii) the Corporation contributes, through the General Partner, all proceeds from such issuance and/or exercise to the Partnership. In the case of employee purchases of REIT Shares at a discount from fair market value, the amount of the discount representing compensation to the employee shall be treated as an expense paid by the General Partner on behalf of the Partnership.

                  (e) Nothing contained herein shall restrict the Corporation's right to issue additional REIT Shares or to transfer REIT Shares, through the General Partner, to the Partnership in connection with a redemption pursuant to
Section 8.05 hereof; provided, however, that in the event that REIT Shares are issued by the Corporation to finance an investment in a hotel or other property by the Partnership, (i) the General Partner shall cause the Partnership to issue to the Corporation or the General Partner an equivalent amount of Partnership Units or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the REIT Shares and
(ii) the Corporation shall contribute to the Partnership, through the General Partner, the net proceeds from the offering of such REIT Shares and from the exercise of rights contained in such REIT Shares.

                  (f) If the Corporation shall repurchase shares of any class of the Corporation's capital stock, the purchase price thereof and all costs incurred in connection with such repurchase shall be reimbursed to the General Partner by the Partnership pursuant to Section 6.05 hereof and the General Partner shall cause the Partnership to cancel a number of Partnership Units of the appropriate class held by the General Partner equal to the quotient of the number of such shares of the Corporation's capital stock divided by the Conversion Factor.

                  (g) If the Corporation issues REIT Shares and makes a Capital Contribution to the Partnership of the proceeds therefrom through the General Partner, and the proceeds actually received and contributed by the General Partner are less than the gross proceeds of such issuance, as a result of any underwriter's discount or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have paid such offering expenses in accordance with Section 6.05 hereof and in connection with the issuance of additional Partnership Units to the General Partner for such Capital Contributions.

         4.03 Partnership Capital. The capital of the Partnership shall be the aggregate amount of the Capital Contributions made by the Partners as set forth in Exhibit A hereto, as amended from time to time. Except as expressly provided in this Agreement, no Partner shall be entitled to demand or receive the return of his Capital Contribution.

         4.04 Capital Accounts. A separate capital account (a "Capital Account") shall be established and maintained for each Partner in accordance with Regulations Section 1.704-1(b)(2)(iv). If (i) a Partner contributes money or other property to the capital of the Partnership other than in connection with a transaction in which all Partners contribute money or other property to the capital of the Partnership in proportion to their Percentage Interests or (ii) money or other property of the Partnership is distributed to a Partner other than in connection with a transaction in which all Partners receive distributions of money or other property from the Partnership in proportion to their Percentage Interests (whether or not in connection with the dissolution and liquidation of the Partnership or otherwise), the General Partner shall revalue the property of the Partnership to its fair market value (as determined by the General Partner in its sole discretion and taking into account Section
7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f). When the Partnership's property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Article V hereof if there were a taxable disposition of such property for its fair market value (as determined by the General Partner in its sole discretion and taking into account Section 7701(g) of the Code) on the date of the revaluation.

         4.05 No Interest on Contributions. No Partner shall be entitled to interest on its Capital Contribution.

         4.06. Return of Capital Contributions. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner's Capital Contribution for so long as the Partnership continues in existence.

         4.07 No Third Party Beneficiary. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall neither be deemed to be a liability of such Partner nor an asset or property of the Partnership.


                                    ARTICLE V

                        PROFITS AND LOSSES; DISTRIBUTIONS

         5.01     Allocation of Profit and Loss.

                  (a) General. Except as otherwise provided in this Section 5.01, Profit and Loss of the Partnership for each fiscal year of the Partnership shall be allocated among the Partners in accordance with their respective Percentage Interests.

                  (b) Minimum Gain Chargeback.  Notwithstanding any provision to the contrary, (i) any expense of the Partnership that is a "nonrecourse deduction" within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Partners' respective Percentage Interests, (ii) any expense of the Partnership that is a "partner nonrecourse deduction" within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Partnership taxable year, items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in Partner Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Partnership taxable year, items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j). A Partner's "interest in partnership profits" for purposes of determining its share of the nonrecourse liabilities of the Partnership within the meaning of Regulations Section 1.752-3(a)(3) shall be such Partner's Percentage Interest.

                  (c) Qualified Income Offset. If a Limited Partner receives in any taxable year an adjustment, allocation, or distribution described in subparagraphs (4), (5), or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a negative balance in such Partner's Capital Account that exceeds the sum of such Partner's shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g) and 1.704-2(i), such Partner shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such negative capital account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d). After the occurrence of an allocation of income or gain to a Limited Partner in accordance with this
Section 5.01(c),  to the extent permitted by Regulations  Section 1.704-1(b) and
Section 5.01(d), items of expense or loss shall be allocated to such Partner in an amount necessary to offset the income or gain previously allocated to such Partner under this Section 5.01(c).

                  (d) Capital Account Deficits. Loss shall not be allocated to a Limited Partner to the extent that such allocation would cause a deficit in such Partner's Capital Account (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to exceed the sum of such Partner's shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain. Any Loss in excess of that limitation shall be allocated to the General Partner. After the occurrence of an allocation of Loss to the General Partner in accordance with this Section 5.01(d), to the extent permitted by Regulations Section 1.704-1(b), Profit shall be allocated to such Partner in an amount necessary to offset the Loss previously allocated to such Partner under this Section 5.01(d).

                  (e) Allocations Between Transferor and Transferee. If a Partner transfers any part or all of its Partnership Interest, the distributive shares of the various items of Profit and Loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the transferee either (i) as if the Partnership's fiscal year had ended on the date of the transfer, or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners. The General Partner, in its sole discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the transferee.

                  (f) Definition of Profit and Loss. "Profit" and "Loss" and any items of income, gain, expense, or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Regulations Section 1.704-1(b)(2)(iv), except that Profit and Loss shall not include items of income, gain and expense that are specially allocated pursuant to Sections 5.01(b), 5.01(c) or 5.01(d). All allocations of income, Profit, gain, Loss, and expense (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 5.01, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4). The General Partner shall have the authority to elect the method to be used by the Partnership for allocating items of income, gain and expense required by Section 704(c) of the Code, including a method that may result in a Partner receiving a disproportionately large share of the Partnership's tax depreciation deductions, and such election shall be binding on all Partners.

         5.02     Distribution of Cash.

                  (a) The General Partner shall distribute cash on a quarterly (or, at the election of the General Partner, more frequent) basis, in an amount determined by the General Partner in its sole discretion, to the Partners who are Partners on the Partnership Record Date with respect to such quarter or other distributive period in accordance with their respective Percentage Interests on the Partnership Record Date; provided, however, that if a new or existing Partner acquires an additional Partnership Interest in exchange for a Capital Contribution on any date other than a Partnership Record Date, the cash distribution attributable to such additional Partnership Interest for the Partnership Record Date following the issuance of such additional Partnership Interest shall be reduced in the proportion that the number of days that such additional Partnership Interest is held by such Partner bears to the number of days between such Partnership Record Date and the immediately preceding Partnership Record Date.

                  (b) In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a dividend from the Corporation out of the General Partner's share of such cash with respect to a REIT Share for which all or part of such Partnership Unit has been exchanged.

                  (c) Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445, and 1446 of the Code. If the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to a Partner or its assignee (including by reason of Section 1446 of the
Code) and if the amount to be distributed to the Partner (the "Distributable Amount") equals or exceeds the amount required to be withheld by the Partnership (the "Withheld Amount"), the Withheld Amount shall be treated as a distribution of cash to such Partner. If, however, the Distributable Amount is less than the Withheld Amount, no amount shall be distributed to the Partner, the Distributable Amount shall be treated as a distribution of cash to such Partner, and the excess of the Withheld Amount over the Distributable Amount shall be treated as a loan (a "Partnership Loan") from the Partnership to the Partner on the day the Partnership pays over such excess to a taxing authority. A Partnership Loan may be repaid, at the election of the General Partner in its sole discretion, either (i) through withholding by the Partnership with respect to subsequent distributions to the applicable Partner or assignee, or (ii) at any time more than twelve (12) months after a Partnership Loan arises, by cancellation of Partnership Units with a value equal to the unpaid balance of the Partnership Loan (including accrued interest). Any amounts treated as a Partnership Loan pursuant to this Section 5.02(c) shall bear interest at the lesser of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal (or an equivalent successor publication), or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Partnership is deemed to extend the loan until such loan is repaid in full.

         5.03 REIT Distribution Requirements. Unless the General Partner determines that such a distribution would not be in the best interests of the Partnership, it is the intent, but not the obligation, of the Partnership that a cash distribution shall be made for each fiscal year of the Partnership to enable the Corporation, through receipt of all distributions made by the Partnership to the General Partner (i) to meet its distribution requirement for qualification as a REIT as set forth in Section 857(a)(1) of the Code and (ii) to avoid the excise tax imposed by Section 4981 of the Code.

         5.04 No Right to Distributions in Kind. No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.

         5.05 Limitations on Return of Capital Contributions. Notwithstanding any of the provisions of this Article V, no Partner shall have the right to receive and the General Partner shall not have the right to make, a distribution which includes a return of all or part of a Partner's Capital Contributions, unless after giving effect to the return of a Capital Contribution, all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, do not exceed the fair market value of the Partnership's assets.

         5.06     Distributions Upon Liquidation.

                  (a) Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any Partner loans, any remaining assets of the Partnership shall be distributed to all Partners with positive Capital Accounts in accordance with their respective positive Capital Account balances. For purposes of the preceding sentence, the Capital Account of each Partner shall be determined after all adjustments made in accordance with Sections 5.01 and 5.02 resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership's assets. Any distributions pursuant to this Section 5.06 should be made by the end of the Partnership's taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation). To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

                  (b) If the General Partner has a negative balance in its Capital Account following a liquidation of the Partnership, as determined after taking into account all Capital Account adjustments in accordance with Sections
5.01 and 5.02 resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership's assets, the General Partner shall contribute to the Partnership an amount of cash equal to the negative balance in its Capital Account and such cash shall be distributed by the Partnership to the Limited Partners in accordance with Section 5.06(a) or to creditors, if any. Such contribution by the General Partner shall be made by the end of the Partnership's taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation).

         5.07 Substantial Economic Effect. It is the intent of the Partners that the allocations of Profit and Loss under the Agreement have substantial economic effect (or be consistent with the Partners' interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article V and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.


                                   ARTICLE VI

                             RIGHTS, OBLIGATIONS AND
                          POWERS OF THE GENERAL PARTNER

         6.01     Management of the Partnership.

                  (a) Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership. Subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:

                             (i) to acquire, purchase, own, lease and dispose of
                  any or all real property and any or all other property or assets that the General Partner determines are necessary or appropriate or in the best interests of the business of the Partnership;

                            (ii) to construct buildings and make other improvements on the properties owned or leased by the Partnership;

                           (iii) to authorize,  issue, sell, redeem or otherwise
                  purchase any Partnership Interests or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Interests, or options, rights, warrants or appreciation rights relating to any Partnership Interests) of the Partnership;

                            (iv) to  borrow  money  for the  Partnership,  issue
                  evidences of indebtedness in connection therewith, refinance, guarantee, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any indebtedness or obligation to the Partnership, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership's assets;

                             (v) to pay,  either  directly or by  reimbursement,
                  for all operating costs and general administrative expenses of the Partnership, to third parties or, to the General Partner as set forth in this Agreement;

                            (vi) to lease all or any portion of any of the Partnership's assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership's assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

                           (vii) to prosecute,  defend, arbitrate, or compromise
                  any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership's assets; provided, however, that the General Partner may not, without the consent of all of the Partners, confess a judgment against the Partnership;

                          (viii) to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership's assets or any other aspect of the Partnership business;

                            (ix) to make or revoke any election permitted or required of the Partnership by any taxing authority;

                             (x) to maintain such insurance  coverage for public
                  liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;

                            (xi) to determine whether or not to apply any insurance proceeds for any property, to the restoration of such property or to distribute the same;

                           (xii) to retain legal counsel, accountants, consultants, real estate brokers, and such other persons, as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefor such reasonable remuneration as the General Partner may deem reasonable and proper;

                          (xiii) to retain other  services of any kind or nature
                  in connection with the Partnership business, and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

                           (xiv) to negotiate and conclude  agreements on behalf
                  of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

                            (xv) to maintain accurate  accounting records and to
                  file promptly all federal, state and local income tax returns on behalf of the Partnership;

                           (xvi) to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

                            (xvi  to  form  or  acquire  an  interest   in,  and
                  contribute property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

                         (xviii)    to establish Partnership working capital
                  reserves;

                           (xix) to merge, consolidate or combine the Partnership with or into another Person (to the extent permitted by applicable law);

                            (xx) to do any and all acts and things  necessary or
                  prudent to ensure that the Partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code; and

                           (xxi) to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

                  (b) In no event shall the General Partner permit the Partnership to have outstanding debt in an amount, which would cause the Corporation or the General Partner to violate any limitation on indebtedness set forth in their respective Charter or Declaration of Trust from time to time.

         6.02 Delegation of Authority. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

         6.03     Indemnification and Exculpation of Indemnitees.

                  (a) The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 6.03(a). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 6.03(a). Any indemnification pursuant to this Section 6.03 shall be made only out of the assets of the Partnership.

                  (b) The Partnership may reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.03 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

                  (c) The indemnification provided by this Section 6.03 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

                  (d) The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

                  (e) For purposes of this Section 6.03, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.03; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

                  (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

                  (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.03 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                  (h) The provisions of this Section 6.03 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

         6.04     Liability of the General Partner.

                  (a) Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith.

                  (b) The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the General Partner's shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith. In any case in which the General Partner determines in good faith that the interests of the Limited Partners and the General Partner's shareholders may conflict, the Limited Partners further acknowledge and agree that the General Partner shall be deemed to have discharged its fiduciary duties to the Limited Partners by discharging such duties to the General Partner's shareholders.

                  (c) Subject to its obligations and duties as General Partner set forth in Section 6.01 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

                  (d) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Corporation to continue to qualify as a REIT or (ii) to prevent the Corporation from incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

                  (e) Any amendment, modification or repeal of this Section 6.04 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 6.04 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

         6.05     Reimbursement of General Partner.

                  (a) Except as provided in this Section 6.05 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

     (b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all (i) costs and expenses relating to the continuity of existence of the General Partner, the Corporation and their Subsidiaries, if any (all such entities shall, for purposes of this section, be included within the definition of General Partner), including, without limitation, taxes, fees and assessments associated therewith and the portion of any costs, expenses or fees payable to any director, officer or trustee of the General Partner or the Corporation (including, without limitation, any costs of indemnification), (ii) costs and expenses relating to any offer or registration of REIT Shares or other securities by the Corporation or the General Partner and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and selling commissions applicable to any such offer of securities and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof,
(iii) costs and expenses incurred in connection with the repurchase of any securities by the Corporation or the General Partner, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the Corporation or the General Partner under federal, state or local laws or regulations, including filings with the Commission, (v) costs and expenses associated with compliance by the Corporation or the General Partner with laws, rules and regulations promulgated by any regulatory body, including the Commission and any securities exchange, (vi) costs and expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the Corporation or the General Partner, the Partnership, or any Subsidiary thereof, (vii) costs and expenses incurred by the General Partner or the Corporation relating to any issuance or redemption of Partnership Interests, and (viii) all other operating or administrative costs incurred by the General Partner in connection with the ordinary course of the General Partner's, the Corporation's or the Partnership's business (including the business of any Subsidiary thereof). Such reimbursements all shall be obligations of the Partnership and shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 6.03 hereof. Notwithstanding the foregoing, an appropriate portion of the General Partner's expenditures will not be reimbursable by the Partnership to the extent that the General Partner or the Corporation owns an interest in one or more Properties directly or indirectly (other than through the Partnership).

         6.06 Outside Activities. Subject to the Declaration of Trust and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, the General Partner and the Corporation and any officer, director, employee, agent, trustee, Affiliate or shareholder of the General Partner and the Corporation shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any business ventures of the General Partner. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business interests or activities of the General Partner or the Corporation, and the General Partner and the Corporation shall have no obligation pursuant to this Agreement to offer any interest in any such business interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any Limited Partner, could be taken by such Person.

         6.07     Employment or Retention of Affiliates.

                  (a) Any Affiliate of the General Partner may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price, or other payment therefor which the General Partner determines to be fair and reasonable.

                  (b) The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

                  (c) The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems are consistent with this Agreement and applicable law.

                  (d) Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are on terms that are fair and reasonable to the Partnership.

         6.08 Loans to the Partnership. If additional funds are required by the Partnership for any purpose relating to the business of the Partnership or for any of its obligations, expenses, costs, or expenditures, including operating deficits, the Partnership may borrow such funds as are needed from the General Partner or any Affiliate of the General Partner for such period of time and on such terms as the General Partner or its Affiliate may agree, provided that the terms shall be substantially equivalent to the terms that could be obtained from a third party on an arm's-length basis.

         6.09 Authority on Behalf of Limited Partners. The General Partner shall have the right, power and authority to negotiate and conclude agreements with any Person (including, without limitation, an Affiliate of the General Partner) on behalf of the Limited Partners in any transaction involving the sale or exchange of all of the Partnership Interests and to sell to or exchange with any Person all of the Partnership Interests for such consideration and on such terms as the General Partner may determine.


                                   ARTICLE VII

                           CHANGES IN GENERAL PARTNER

         7.01     Transfer of the General Partner's Partnership Interest.

                  (a) Other than to an Affiliate of the Corporation, the General Partner may not transfer any of its General Partner Interest or Limited
Partnership  Interests  or  withdraw  as General  Partner  except as provided in
Section 7.01(c).

                  (b) The General Partner agrees that it will at all times own at least 1% of the Partnership Interests in the form of a General Partner Interest.

                  (c) The General Partner shall not engage in any merger, consolidation or other combination with or into another Person or any sale of all or substantially all of its assets (other than in connection with a change in the General Partner's state of incorporation or organizational form) (a "Transaction"), unless one of the following conditions is met:

                           (i) the consent of Limited  Partners  (other than the
                  General Partner or any wholly-owned Subsidiary) holding more than 50% of the Percentage Interests of the Limited Partners (other than those held by the General Partner or any wholly-owned Subsidiary) is obtained;

                           (ii) the  Transaction  also  includes a merger of the
                  Partnership or sale of substantially all of the assets of the Partnership or other transaction (including, without limitation, a sale or exchange of Partnership Interests pursuant to Section 6.09 hereof) as a result of which all Limited Partners (other than the General Partner or any wholly-owned Subsidiary) will receive for each Partnership Unit an amount of cash, securities, or other property (or a partnership interest or other security readily convertible into such cash, securities, or other property) no less than the product of the Conversion Factor and the greatest amount of cash, securities or other property (expressed as an amount per REIT Share) paid in the Transaction in consideration for REIT Shares, provided, that if, in connection with the Transaction, a purchase, tender or exchange offer ("Offer") shall have been made to and accepted by the holders of more than 50 percent of the outstanding REIT Shares, all Limited Partners (other than the General Partner or any wholly-owned Subsidiary) will receive no less than the amount of cash and the fair market value of securities or other consideration that they would have received had they (A) exercised their Redemption Right and (B) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the Redemption Right immediately prior to the expiration of the Offer;

                           (iii) the General Partner is the surviving  entity in
                  the Transaction and either (A) the holders of REIT Shares do not receive cash, securities, or other property in the Transaction or (B) all Limited Partners (other than the General Partner or any wholly-owned Subsidiary) receive an amount of cash, securities, or other property (expressed as an amount per Partnership Unit) that is no less than the product of the Conversion Factor and the greatest amount of cash, securities, or other property (expressed as an amount per REIT Share) received in the Transaction by any holder of REIT Shares; or

                           (iv) the General  Partner  merges,  consolidates,  or
                  combines with or into another entity and, immediately after such merger, (A) substantially all of the assets of the surviving entity, other than Partnership Units and the ownership interests in any wholly-owned Subsidiaries held by the General Partner, are contributed to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined pursuant to Section 704(c) of the Code, (B) any successor or surviving corporation expressly agrees to assume all obligations of the General Partner hereunder, and (C) the Conversion Factor is adjusted appropriately to reflect the ratio at which REIT Shares are converted into shares of the surviving entity.

         7.02 Admission of a Substitute or Successor General Partner. A Person shall be admitted as a substitute or successor General Partner of the Partnership if the following exclusive terms and conditions are satisfied:

                  (a) the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.05 hereof in connection with such admission shall have been performed;

                  (b) if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person's authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

                  (c) counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel and the state or any other jurisdiction as may be necessary) that the admission of the person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause the termination of the Partnership under Section 708 of the Code or will cause it to be classified other than as a partnership for federal income tax purposes or will result in the loss of any Limited Partner's limited liability.

         7.03 Effect of Bankruptcy, Withdrawal, Death or Dissolution of a General Partner.

                  (a) Upon the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.04(a) hereof) or the withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 7.03(b) hereof. The merger of the General Partner with or into any entity that is admitted as a substitute or successor General Partner pursuant to Section 7.02 hereof shall not be deemed to be the withdrawal, dissolution or removal of the General Partner.

                  (b) Following the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.04(a) hereof) or the withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Limited Partners, within 90 days after such occurrence, may elect to continue the business of the Partnership for the balance of the term specified in Section 2.04 hereof by selecting, subject to Section 7.02 hereof and any other provisions of this Agreement, a substitute General Partner by consent of the Limited Partners holding more than 50% of the Percentage Interests of the Limited Partners. If the Limited Partners elect to continue the business of the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

         7.04     Removal of a General Partner.

                  (a) Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners. The Limited Partners may not remove the General Partner, with or without cause.

                  (b) If a General  Partner  has been  removed  pursuant to this
Section 7.04 and the Partnership is continued pursuant to Section 7.03 hereof, such General Partner shall promptly transfer and assign its General Partner Interest in the Partnership (i) to the substitute General Partner approved by the Limited Partners in accordance with Section 7.03(b) hereof and otherwise admitted to the Partnership in accordance with Section 7.02 hereof. At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partner Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner. Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner and the Limited Partners within 10 days following the removal of the General Partner. In the event that the parties are unable to agree upon an appraiser, the General Partner and the Limited Partners each shall select an appraiser, each of which appraisers shall complete an appraisal of the fair market value of the General Partner's General Partner Interest within 30 days of the General Partner's removal, and the fair market value of the General Partner's General Partner Interest shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than 40 days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the General Partner's General Partner Interest no later than 60 days after the removal of the General Partner. In such case, the fair market value of the General Partner's General Partner Interest shall be the average of the two appraisals closest in value.

                  (c) The General Partner Interest of a removed General Partner, during the time after default until transfer under Section 7.04(b), shall be converted to that of a special Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expenses, Profit, gain or Loss, distributions or allocations, as the case may be, payable or allocable to the Limited Partners as such. Instead, such removed General Partner shall receive and be entitled to retain only distributions or allocations of such items which it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 7.04(b).

                  (d) All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary and sufficient to effect all the foregoing provisions of this
Section 7.04.


                                  ARTICLE VIII

                             RIGHTS AND OBLIGATIONS
                             OF THE LIMITED PARTNERS

         8.01 Management of the Partnership. The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

         8.02 Power of Attorney. Each Limited Partner hereby irrevocably appoints the General Partner his true and lawful attorney-in-fact, who may act for each Limited Partner and in his name, place and stead, and for his use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates, and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement (including specifically, but without limitation, the provisions of Article XI with respect to the making of any amendments hereto and the provisions of Section 6.09 hereof and any related sale or exchange of such Limited Partner's Partnership Interests) and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of his Interest in the Partnership.

         8.03 Limitation on Liability of Limited Partners. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of his Capital Contribution, if any, as and when due hereunder. After his Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

         8.04 Ownership by Limited Partner of Corporate General Partner or Affiliate. No Limited Partner shall at any time, either directly or indirectly, own any stock or other interest in the General Partner or in any Affiliate thereof, if such ownership by itself or in conjunction with other stock or other interests owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section.

         8.05     Redemption Right.

                  (a) Subject to Section 8.05(c) and the provisions of any agreements between the Partnership and one or more Limited Partners, each Limited Partner, other than the General Partner, shall have the right (the "Redemption Right") to require the Partnership to redeem on a Specified Redemption Date all or a portion of such Limited Partner's Partnership Units at a redemption price equal to and in the form of the Redemption Amount. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Limited Partner who is exercising the Redemption Right (the "Redeeming Partner"). A Limited Partner may not exercise the Redemption Right for less than one hundred (100) Partnership Units or, if such Limited Partner holds less than one hundred (100) Partnership Units, all of the Partnership Units held by such Partner. The Redeeming Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distributions paid with respect to Partnership Units after the Specified Redemption Date.

                  (b) Notwithstanding the provisions of Section 8.05(a), the Corporation may, in its sole and absolute discretion, assume directly and satisfy a Redemption Right by paying to the Redeeming Partner the Redemption Amount on the Specified Redemption Date, whereupon the Corporation shall acquire the Partnership Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units. In the event the Corporation shall exercise its right to satisfy the Redemption Right in the manner described in the preceding sentence, the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of the Redemption Right, and each of the Redeeming Partner, the Partnership, and the Corporation shall treat the transaction between the Corporation and the Redeeming Partner as a sale of the Redeeming Partner's Partnership Units to the Corporation for federal income tax purposes. Each Redeeming Partner agrees to execute such documents as the Corporation may reasonably require in connection with the issuance of REIT Shares upon exercise of the Redemption Right.

                  (c) Notwithstanding the provisions of Section 8.05(a) and 8.05(b), a Limited Partner shall not be entitled to exercise the Redemption Right if the delivery of REIT Shares to such Partner on the Specified Redemption Date by the Corporation pursuant to Section 8.05(b) (regardless of whether or not the Corporation would in fact exercise its rights under Section 8.05(b)) would (i) result in such Partner or any other person owning, directly or indirectly, REIT Shares in excess of the Ownership Limitation (as defined in the Charter) and calculated in accordance therewith, except as otherwise expressly permitted in the Charter, (ii) result in REIT Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (iv) cause the Corporation to own, directly or constructively, 10% or more of the ownership interests in a tenant of the Corporation, the Partnership's, or a Subsidiary's, real property, within the meaning of Section 856(d)(2)(B) of the Code, or (v) cause the acquisition of REIT Shares by such Partner to be "integrated" with any other distribution of REIT Shares for purposes of complying with the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"). The Corporation, in its sole discretion, may waive the restriction on redemption set forth in this

Section 8.05(c); provided, however, than in the event such restriction is waived, the Redeeming Partner shall be paid the Cash Amount.

                  (d) Any Cash Amount to be paid to a Redeeming Partner pursuant to this Section 8.05 shall be paid on the Specified Redemption Date; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed for up to an additional 180 days to the extent required for the Corporation to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount. Notwithstanding the foregoing, the Corporation agrees to use its best efforts to cause the closing of the acquisition of redeemed Partnership Units hereunder to occur as quickly as reasonably possible.

                  (e) Notwithstanding any other provision of this Agreement, the
General Partner shall place appropriate restrictions on the ability of the Limited Partners to exercise their Redemption Rights as and if deemed necessary to ensure that the Partnership does not constitute a "publicly traded partnership" under Section 7704 of the Code. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof (a "Restriction Notice") to each of the Limited Partners, which notice shall be accompanied by a copy of an opinion of counsel to the Partnership which states that, in the opinion of such counsel, restrictions are necessary in order to avoid the Partnership being treated as a "publicly traded partnership" under Section 7704 of the Code.

         8.06     Registration.

                  (a) Legend. Each certificate, if any, evidencing Partnership Units or Redemption Shares shall bear a restrictive legend in substantially the following form:

         "The  securities   represented  by  this   certificate  have  not  been
         registered   under  the   Securities  Act  of  1933,  as  amended  (the
         "Securities Act"), or any state securities law. No transfer of the securities represented by this certificate shall be valid or effective unless (a) such transfer is made pursuant to an effective registration statement under the Securities Act, or (B) the holder of the securities proposed to be transferred shall have delivered to the issuer either a no-action letter from the Securities and Exchange Commission or an opinion of counsel (who may be an employee of such holder) experienced in securities matters to the effect that such proposed transfer is exempt from the registration requirements of the Act which opinion shall be reasonably satisfactory to the issuer."

                  (b) Shelf Registration. The Corporation may agree to file one or more registration statements under Rule 415 of the Securities Act, or any similar rule that may be adopted by the Commission (a "Shelf Registration"), with respect to Redemption Shares. The Corporation further agrees to supplement or make amendments to the Shelf Registration, if required by the rules, regulations or instructions applicable to the registration form utilized by the Corporation or by the Securities Act or rules and regulations thereunder for the Shelf Registration. Additional terms and provisions with respect to the registration of Redemption Shares under a Shelf Registration or otherwise, including the period during which the Corporation will maintain the effectiveness of any registration statement (the "Shelf Registration Period"), may be set forth in one or more agreements among the Partnership, the Corporation and any Limited Partners affected thereby.

                  (c) Registration and Qualification Procedures. Unless otherwise agreed with any affected Limited Partner or holder of Redemption Shares, the Corporation will:

                           (i) prepare and file with the Commission a registration statement, including amendments thereof and supplements relating thereto, with respect to the Redemption Shares, in connection with which the Corporation will give each holder of Redemption Shares, their underwriters, if any, and their counsel and accountants a reasonable opportunity to participate in the preparation thereof and will give such persons reasonable access to its books, records, officers and independent public accountants;

                           (ii)     use its best efforts to cause the
                  registration statement to be declared effective by the Commission;

                           (iii) keep the registration  statement  effective and
                  the related prospectus current throughout the Shelf Registration Period; provided, however, that the Corporation shall have no obligation to file any amendment or supplement at its own expense more than ninety (90) days after the effective date of the registration statement;

                           (iv) furnish to each holder of Redemption Shares such
                  numbers of copies of prospectuses, and supplements or amendments thereto, and such other documents as such holder reasonably requests;

                           (v) register or qualify the securities covered by the
                  registration statement under the securities or blue sky laws of such jurisdictions within the United States as any holder of Redemption Shares shall reasonably request, and do such other reasonable acts and things as may be required of it to enable such holders to consummate the sale or other disposition in such jurisdictions of the Redemption Shares; provided, however, that the Corporation shall not be required to (i) qualify as a foreign corporation or consent to a general and unlimited service or process in any jurisdictions in which it would not otherwise be required to be qualified or so consent or (ii) qualify as a dealer in securities;

                           (vi) furnish, at the request of the holders of Redemption Shares, on the date Redemption Shares are delivered to the underwriters for sale pursuant to such registration, or, if such Redemption Shares are not being sold through underwriters, on the date the Shelf Registration with respect to such Redemption Shares becomes effective, (A) a securities opinion of counsel representing the Corporation for the purposes of such registration covering such legal matters as are customarily included in such opinions and (B) letters of the firm of independent public accountants that certified the financial statements included in the registration statement, addressed to the underwriters, covering substantially the same matters as are customarily covered in accountant's letters delivered to underwriters in underwritten public offerings of securities and such other financial matters as such holders (or the underwriters, if any) may reasonably request;

                           (vii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and file on a timely basis all reports required to be filed by the Corporation with the Commission under the Securities Act and the Exchange Act;

                           (viii) enter into and perform an underwriting agreement with the managing underwriter, if any, selected as provided herein, containing customary (A) terms of offer and sale of the securities, payment provisions, underwriting discounts and commissions and (B) representations, warranties, covenants, indemnities, terms and conditions; and

                           (ix) keep the holders of Redemption Shares advised as to the initiation and progress of the registration.

                  (d) Allocation of Expenses. Unless otherwise agreed by any affected Limited Partner or holder of Redemption Shares, the Corporation shall pay all expenses in connection with the Shelf Registration, including without limitation (i) all expenses incident to filing with the National Association of Securities Dealers, Inc., (ii) registration fees, (iii) printing expenses, (iv) accounting and legal fees and expenses, except to the extent any Limited Partner or holder of Redemption Shares elects to engage accountants or attorneys in addition to the accountants and attorneys engaged by the Corporation, (v) accounting expenses incident to or required by any such registration or qualification and (vi) expenses of complying with the securities or blue sky laws of any jurisdictions in connection with such registration or qualification; provided, however, the Corporation shall not be liable for (A) any discounts or commissions to any underwriter or broker attributable to the sale of Redemption Shares, or (B) any fees or expenses incurred by holders of Redemption Shares in connection with such registration which, according to the written instructions of any regulatory authority, the Corporation is not permitted to pay.

                  (e)      Indemnification.

                           (i) In connection  with the Shelf  Registration,  the
                  Corporation agrees to indemnify holders of Redemption Shares within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue, or alleged untrue, statement of a material fact contained in the Shelf Registration, preliminary prospectus or prospectus (as amended or supplemented if the Corporation shall have furnished any amendments or supplements thereto) or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement, alleged untrue statement, omission, or alleged omission based upon information furnished to the Corporation expressly for use therein. The Corporation and each officer, director and controlling person of the Corporation shall be indemnified by each holder of Redemption Shares covered by the Shelf Registration for all such losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any such untrue, or alleged untrue, statement or any such omission, or alleged omission, based upon information furnished to the Corporation expressly for use therein in a writing signed by the holder.

                           (ii) Promptly upon receipt by a party indemnified under this Section 8.06(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 8.06(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure to so notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party otherwise than under this Section 8.06(e) unless such failure shall materially adversely affect the defense of such action. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless
                  (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party). No indemnifying party shall be liable for any settlement entered into without its consent.

                  (f)      Contribution.

                           (i) If for any reason the indemnification  provisions
                  contemplated by Section 8.06(e) are either unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then the party that would otherwise be required to provide indemnification or the indemnifying party (in either case, for purposes of this Section 8.06(f), the "Indemnifying Party") in respect of such losses, claims, damages or liabilities, shall contribute to the amount paid or payable by the party that would otherwise be entitled to indemnification or the indemnified party (in either case, for purposes of this
                  Section 8.06(f), the "Indemnified Party") as a result of such losses, claims, damages, liabilities or expense, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party. In no event shall any holder of Redemption Shares covered by the Shelf Registration be required to contribute an amount greater than the dollar amount of the proceeds received by such holder from the sale of Redemption Shares pursuant to the registration giving rise to the liability.

                           (ii) The  parties  hereto  agree that it would not be
                  just and equitable if contribution pursuant to this Section 8.06(f) were determined by pro rata allocation (even if the holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person or entity determined to have committed a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                           (iii) The  contribution  provided for in this Section
                  8.06(f) shall survive the termination of this Agreement and shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party.

                  (g) Listing on Securities Exchange. If the Corporation shall list or maintain the listing of the REIT Shares on any securities exchange or national market system, it will at its expense and as necessary to permit the registration and sale of the Redemption Shares hereunder, list thereon, maintain and, when necessary, increase such listing to include such Redemption Shares.

                                   ARTICLE IX

                       TRANSFERS OF PARTNERSHIP INTERESTS

         9.01     Purchase for Investment.

                  (a) Each Limited Partner hereby represents and warrants to the General Partner, to the Corporation and to the Partnership that the acquisition of his Partnership Interest is made as a principal for his account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest.

                  (b) Each Limited Partner agrees that he will not sell, assign or otherwise transfer his Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.01(a) above and similarly agree not to sell, assign or transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.

         9.02     Restrictions on Transfer of Limited Partnership  Interests.

                  (a)  Except  as  otherwise  provided  in this  Article  IX, no
Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer his Limited Partnership Interest, in whole or in part, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a "Transfer") without the written consent of the General Partner, which consent may be withheld in the sole discretion of the General Partner. The General Partner may require, as a condition of any Transfer, that the transferor assume all costs incurred by the Partnership in connection therewith.

                  (b) No Limited Partner may effect a Transfer of his Limited Partnership Interest, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Limited Partnership Interest under the Securities Act, or would otherwise violate any applicable federal or state securities or "Blue Sky" law (including investment suitability standards).

                  (c) No Transfer by a Limited Partner of his Partnership Units, in whole or in part, may be made to any Person if (i) in the opinion of legal counsel for the Partnership, the Transfer would result in the Partnership's being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), or (ii) in the opinion of counsel for the Partnership, it would adversely affect the ability of the Corporation to continue to qualify as a REIT or subject the Corporation to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) such Transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code.

                  (d)  Section   9.02(a)   shall  not  apply  to  the  following
transactions, except that the General Partner may require that the transferor assume all costs incurred by the Partnership in connection therewith:

                             (i) any Transfer by a Limited Partner pursuant to the exercise of its Redemption Right under Section 8.05 hereof;

                            (ii) any  Transfer  by a Limited  Partner  that is a
                  corporation or other business entity to any of its Affiliates or subsidiaries or to any successor in interest of such Limited Partner; or

                           (iii) any donative Transfer by an individual  Limited
                  Partner to his immediate family members or any trust in which the individual or his immediate family members own, collectively, 100% of the beneficial interests. For purposes of this Section 9.02(d)(iii), the term "immediate family member" shall be deemed to include only an individual Limited Partner's spouse, children and grandchildren.

                  (e) Any Transfer in contravention of any of the provisions of this Article IX shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

         9.03     Admission of Substitute Limited Partner.

                  (a) Subject to the other provisions of this Article IX, an assignee of the Limited Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only upon the satisfactory completion of the following:

                             (i) The assignee  shall have accepted and agreed to
                  be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

                            (ii) To the extent required,  an amended Certificate
                  evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act.

                           (iii) The  assignee  shall  have  delivered  a letter
                  containing the representation set forth in Section 9.01(a) hereof and the agreement set forth in Section 9.01(b) hereof.

                            (iv) If the assignee is a  corporation,  partnership
                  or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee's authority to become a Limited Partner under the terms and provisions of this Agreement.

                             (v) The  assignee  shall  have  executed a power of
                  attorney  containing  the  terms and  provisions  set forth in
                  Section 8.02 hereof.

                            (vi) The assignee shall have paid all legal fees and
                  other expenses of the Partnership and the General Partner and filing and publication costs in connection with his substitution as a Limited Partner.

                  (b) For the purpose of allocating profits and losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in
Section 9.03(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

                  (c) The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article IX to the admission of such Person as a Limited Partner of the Partnership.

         9.04     Rights of Assignees of Partnership Interests.

                  (a) Subject to the provisions of Sections 9.01 and 9.02 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of his Partnership Interest until the Partnership has received notice thereof.

                  (b) Any Person who is the assignee of all or any portion of a Limited Partner's Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of his Limited Partnership Interest.

         9.05 Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

         9.06 Joint Ownership of Interests. A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided, that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly-held Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.

                                    ARTICLE X

                   BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

         10.01 Books and Records. At all times during the continuance of the Partnership, the Partners shall keep or cause to be kept at the Partnership's specified office true and complete books of account in accordance with the accounting method followed by the Partnership for federal income tax purposes, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, (c) copies of the Partnership's federal, state and local income tax returns and reports, (d) copies of the Agreement and any financial statements of the Partnership for the three most recent years and
(e) all documents and information required under the Act. Any Partner or his duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

         10.02  Custody of Partnership Funds; Bank Accounts.

                  (a) All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

                  (b) All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers' acceptances and municipal notes and bonds. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 10.02(b).

         10.03 Fiscal and Taxable Year. The fiscal and taxable year of the Partnership shall be the calendar year.

         10.04 Annual Tax Information and Report. Within 75 days after the end of each fiscal year of the Partnership, the General Partner shall furnish to each person who was a Limited Partner at any time during such year the tax information necessary to file such Limited Partner's individual tax returns as shall be reasonably required by law.

         10.05  Tax Matters Partner; Tax Elections; Special Basis  Adjustments.

                  (a) The General Partner shall be the Tax Matters Partner of the Partnership within the meaning of Section 6231(a)(7) of the Code. As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the Service and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the Partnership as Tax Matters Partner shall constitute Partnership expenses. In the event the General Partner receives notice of a final Partnership adjustment under Section 6223(a)(2) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to all Limited Partners on the date such petition is filed, or (ii) mail a written notice to all Limited Partners, within such period, that describes the General Partner's reasons for determining not to file such a petition.

                  (b) All elections required or permitted to be made by the Partnership under the Code or any applicable state or local tax law shall be made by the General Partner in its sole discretion.

                  (c) In the event of a transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Properties. Notwithstanding anything contained in Article V of this Agreement, any adjustments made pursuant to Section 754 shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

         10.06  Reports to Limited Partners.

                  (a) The books of the Partnership shall be examined annually as of the end of each fiscal year of the Partnership by accountants selected by the General Partner, who shall be the same accountants responsible for the examination of the Corporation's books. The General Partner shall determine and prepare a statement of assets and liabilities and Partners' capital as of the end of such year, as well as statements of revenue and expenses (collectively, the "Financial Statements"). As a note to such Financial Statements, the General Partner shall prepare a schedule of all loans to the Partnership. Such schedule shall demonstrate that loans have been made, used, carried on the books of the Partnership (and repaid, if applicable) in accordance with the provisions of this Agreement. Within 90 days after the end of each fiscal year, the General Partner shall transmit the Financial Statements to the Limited Partners. The General Partner also shall prepare quarterly unreviewed Financial Statements and shall transmit such statements to the Limited Partners within 45 days of the end of each fiscal quarter of the Partnership.

                  (b) Any Partner shall further have the right to a private audit of the books and records of the Partnership, provided, such audit is made for Partnership purposes, at the expense of the Partner desiring it and is made during normal business hours.


                                   ARTICLE XI

                             AMENDMENT OF AGREEMENT

         The General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect; provided, however, that the following amendments shall require the consent of Limited Partners (other than the General Partner or any wholly-owned Subsidiary) holding more than 50% of the Percentage Interests of the Limited Partners (other than the General Partner or any wholly-owned Subsidiary):

                  (a) any amendment adversely affecting the operation of the Conversion Factor or the Redemption Right;

                  (b) any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder;

                  (c) any amendment that would materially alter the Partnership's allocations of Profit and Loss; or

                  (d) any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership.

         Notwithstanding the foregoing, the General Partner, without the consent of the Limited Partners, may amend this agreement in any respect in connection with a Transaction complying with the provisions of Section 7.01(c) hereof.

                                   ARTICLE XII

                               GENERAL PROVISIONS

         12.01 Notices. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth in Exhibit A attached hereto; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Partnership shall be delivered at or mailed to its specified office.

         12.02 Survival of Rights. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

         12.03 Additional Documents. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

         12.04 Severability. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

         12.05 Entire Agreement. This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

         12.06 Pronouns and Plurals. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

         12.07 Headings. The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

         12.08 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

         12.09 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

         12.10 Corporation is Not a Partner. The Corporation is not a Partner of the Partnership. The Corporation is a party to this Agreement solely to make certain agreements with the parties hereto and to facilitate certain transactions provided for herein. The Corporation has not, and shall not be deemed to have, committed to take or refrain from taking any action or agreed with the parties hereto with respect to any matter other than as specifically set forth herein. The Corporation shall not be liable for any obligations of the Partnership or any monetary damages for losses sustained or liabilities incurred by the Partnership or the Partners.

         IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures, all as of the 25th day of June, 1997.


                                    GENERAL PARTNER:

                                    EQUITY INNS TRUST, a
                                    Maryland real estate investment trust



                                    By: /s/ Phillip H. McNeill, Sr.
                                        -------------------------------
                                        Phillip H. McNeill, Sr., Chairman
                                        of the Board and Chief Executive
                                        Officer


                                    LIMITED PARTNERS:


                                    /s/ Phillip H. McNeill, Sr.
                                    ---------------------------
                                    Phillip H. McNeill, Sr.


                                    W/S, INC.

                                    By: /s/ Phillip H. McNeill, Sr.
                                        -------------------------------
                                        Phillip H. McNeill, Sr., President


                                    McNEILL-SULLIVAN HOSPITALITY
                                    CORPORATION


                                    By: /s/ Phillip H. McNeill, Sr.
                                        -------------------------------
                                        Phillip H. McNeill, Sr.




                                                       *
                                        ------------------------------------
                                        William McNeill Ayres Revocable Trust

                                    CAROLE F. GRAY LIVING TRUST

                                    By:                *
                                        -------------------------------------

                                                       *
                                        -------------------------------------
                                        Rita A. Sparks

                                                       *
                                        -------------------------------------
                                        C. G. Brunthaver/W.M. Conway,
                                        Trustees

                                                       *
                                        -------------------------------------
                                        Willard R. Sparks


                                                       *
                                        -------------------------------------
                                        H. E. Chittenden


                                                       *
                                        -------------------------------------
                                        Dr. Wiley C. Hutchins


                                    THE GRAYWARD COMPANY


                                    By:                *
                                        -------------------------------------


                                                       *
                                        -------------------------------------
                                        Phillip H. McNeill, Jr.

                                                       *
                                        -------------------------------------
                                        Kenneth P. Brasted, II

                                                       *
                                        -------------------------------------
                                        David H. Brasted

                                                       *
                                        -------------------------------------
                                        Michael H. Dubroff

                                                       *
                                        -------------------------------------
                                        Charles Dubroff

                                                       *
                                        -------------------------------------
                                        Richard Michel


                                    MICHEL FAMILY PARTNERSHIP

                                    By:                *
                                        --------------------------------------


                                                       *
                                        --------------------------------------
                                        Daniel Slavin

                                                       *
                                        --------------------------------------
                                        Martin Belz

                                                       *
                                        --------------------------------------
                                        Jack Belz

                                                       *
                                        --------------------------------------
                                        H. K. Lewis

                                                       *
                                        --------------------------------------
                                        James H. Prentiss, Jr.

                                                       *
                                        --------------------------------------
                                        James H. Prentiss, Sr.


                                    RKW COMPANY (A PARTNERSHIP)

                                    By:                *
                                        --------------------------------------


                                                       *
                                        --------------------------------------
                                        Carol Wandling

                                                       *
                                        --------------------------------------
                                        W. Terry Young

                                    MCNEILL HOTEL PARTNERS I

                                    By:                *
                                        --------------------------------------


                                    By: /s/ Howard A. Silver
                                        --------------------------------------
                                        Howard A. Silver, Secretary and
                                        Treasurer of Equity Inns Trust,
                                        as Attorney-in-Fact


                                    EQUITY INNS, INC., as a non-Partner
                                    party to the Third Amended and
                                    Restated Agreement of Limited
                                    Partnership


                                    By: /s/ Phillip H. McNeill, Sr.
                                        --------------------------------------
                                        Phillip H. McNeill, Sr.,
                                        Chairman of the Board and Chief
                                        Executive Officer

                                    EXHIBIT A

                          (Effective June 25, 1997)(I)

                            Cash Amount or
                            Agreed Value of
 Partner                        Capital          Partnership         Percentage
and Address                   Contribution          Units             Interest
-----------                 ---------------      -----------         ----------

W/S, Inc.                       $2,534,496         189,495            0.57807%
Suite 201
4735 Spottswood
Memphis, TN 38117

Phillip H. McNeill, Sr.         $5,474,789         409,330            1.24870%
Suite 201
4735 Spottswood
Memphis, TN 38117

McNeill-Sullivan                $1,066,188          79,715            0.24317%
 Hospitality Corporation
Suite 201
4735 Spottswood
Memphis, TN 38117

William McNeill Ayres           $   68,600           5,129            0.01564%
Revocable Trust
248 Tillman
Memphis, TN 38112

Carole F. Gray Living Trust     $   68,600           5,129            0.01564%
8422 Sherman Oaks
Germantown, TN 38139

Rita A. Sparks                  $   17,147           1,282            0.00391%
Suite 300
889 Ridgelake Blvd
Memphis, TN 38120

C.G. Brunthaver/W.M             $   34,320           2,566            0.00782%
 Conway, Trustees
Suite 300
889 Ridgelake Blvd
Memphis, TN 38120



Willard R. Sparks                   $ 68,600         5,129            0.01564%
6035 Sweetbriar
Memphis, TN 38119

H.E. Chittenden                     $ 27,419         2,050            0.00625%
526 16th Avenue, N.E
St. Petersburg, FL 33704

Dr. Wiley C. Hutchins               $ 68,600         5,129            0.01564%
1712 Bramblewood Drive
Columbus, MS 39701

Grayward Company                    $ 91,498         6,841            0.02086%
c/o STI Trust & Investment
 Operations, Inc.
P.O. Box 105724
Atlanta, GA 30348

Irwin J. Kuhn                       $ 45,756         3,421            0.01043%
One Church Street Bldg
Suite 500
Nashville, TN 37201

Phillip H. McNeill, Jr.             $262,632        19,636            0.05990%
Suite 201
4735 Spottswood
Memphis, TN 38117

Kenneth P. Brasted, II              $ 21,654         1,619            0.00493%
620 Stratford
Wichita, KS 67206

David H. Brasted                    $ 21,654         1,619            0.00493%
1235 E. San Miguel, Apt. #2
Colorado Springs, CO 80909

Michael H. Dubroff                  $483,011        36,113            0.11016%
1 Dogwood Hills Road
Newburgh, NY 12552

Charles Dubroff                     $322,030        24,077            0.07344%
1 Sagamore Hill Road
Cove Neck, NY 11771



Richard Michel                      $ 17,642         1,319            0.00402%
4 Compass Circle
New Seaburg, MA 02649

Michel Family Partnership           $465,370        34,794            0.10614%
c/o Richard Michel
4 Compass Circle
New Seaburg, MA 02649

Daniel Slavin                       $351,963        26,315            0.08027%
8 Shannon Circle
West Palm Beach, FL 33401

Martin Belz                         $ 34,039         2,545            0.00776%
530 Oak Court Drive
Memphis, TN 38117

Jack Belz                           $156,568        11,706            0.03571%
530 Oak Court Drive
Memphis, TN 38117

H. K. Lewis                         $136,144        10,179            0.03105%
6410 Poplar Avenue,
Suite 700
Memphis, TN 38119-4839

James H. Prentiss, Jr               $ 13,616         1,018            0.00310%
494 Rocky Point Road
Cordova, TN 37018

James H. Prentiss, Sr               $211,031        15,778            0.04813%
5118 Park Avenue, Suite 208
Memphis, TN 38117

RKW Company                         $469,703        35,118            0.10713%
(A Partnership)
C/O Makowsky & Ringel, Inc.
P.O. Box 241990
Memphis, TN 38124

Carol Wandling                      $ 13,616         1,018            0.00310%
2081 Steeplebrook Drive
Cordova, TN 38018



W. Terry Young                      $    136,144          10,179      0.03105%
430 Coconut Palm Road
Vero Beach, FL 32963

McNeill Hotel Partners I            $     86,510           6,468      0.01973%
4735 Spottswood,
Suite 201
Memphis, TN 38117

Equity Inns Trust                   $425,574,496      31,825,578     97.08752%
Suite 102
4735 Spottswood
Memphis, TN 38117                   ____________    ____________    ___________

Total:                              $438,343,836      32,780,295        100.0%
                                    ============    ============    ===========

                                    EXHIBIT A

                          (Effective June 25, 1997)(II)

                               Cash Amount or
                               Agreed Value of
 Partner                           Capital        Partnership        Percentage
and Address                      Contribution       Units             Interest
-----------                    ---------------    -----------        ----------

W/S, Inc.                       $2,534,496         189,495            0.57257%
Suite 201
4735 Spottswood
Memphis, TN 38117

Phillip H. McNeill, Sr.         $6,124,789         457,568            1.38257%
Suite 201
4735 Spottswood
Memphis, TN 38117

McNeill-Sullivan                $1,066,188          79,715            0.24086%
 Hospitality Corporation
Suite 201
4735 Spottswood
Memphis, TN 38117

William McNeill Ayres           $   68,600           5,129            0.01549%
Revocable Trust
248 Tillman
Memphis, TN 38112

Carole F. Gray Living Trust     $   68,600           5,129            0.01549%
8422 Sherman Oaks
Germantown, TN 38139

Rita A. Sparks                  $   17,147           1,282            0.00387%
Suite 300
889 Ridgelake Blvd
Memphis, TN 38120

C.G. Brunthaver/W.M             $   34,320           2,566            0.00775%
 Conway, Trustees
Suite 300
889 Ridgelake Blvd
Memphis, TN 38120


Willard R. Sparks                   $ 68,600         5,129            0.01549%
6035 Sweetbriar
Memphis, TN 38119

H.E. Chittenden                     $ 27,419         2,050            0.00619%
526 16th Avenue, N.E
St. Petersburg, FL 33704

Dr. Wiley C. Hutchins               $ 68,600         5,129            0.01549%
1712 Bramblewood Drive
Columbus, MS 39701

Grayward Company                    $ 91,498         6,841            0.02067%
c/o STI Trust & Investment
 Operations, Inc.
P.O. Box 105724
Atlanta, GA 30348

Irwin J. Kuhn                       $ 45,756         3,421            0.01033%
One Church Street Bldg
Suite 500
Nashville, TN 37201

Phillip H. McNeill, Jr              $262,632        19,636            0.05933%
Suite 201
4735 Spottswood
Memphis, TN 38117

Kenneth P. Brasted, II              $ 21,654         1,619            0.00489%
620 Stratford
Wichita, KS 67206

David H. Brasted                    $ 21,654         1,619            0.00489%
1235 E. San Miguel, Apt. #2
Colorado Springs, CO 80909

Michael H. Dubroff                  $483,011        36,113            0.10911%
1 Dogwood Hills Road
Newburgh, NY 12552

Charles Dubroff                     $322,030        24,077            0.07275%
1 Sagamore Hill Road
Cove Neck, NY 11771


Richard Michel                      $ 17,642         1,319            0.00398%
4 Compass Circle
New Seaburg, MA 02649

Michel Family Partnership           $465,370        34,794            0.10513%
c/o Richard Michel
4 Compass Circle
New Seaburg, MA 02649

Daniel Slavin                       $351,963        26,315            0.07951%
8 Shannon Circle
West Palm Beach, FL 33401

Martin Belz                         $ 34,039         2,545            0.00768%
530 Oak Court Drive
Memphis, TN 38117

Jack Belz                           $156,568        11,706            0.03537%
530 Oak Court Drive
Memphis, TN 38117

H. K. Lewis                         $136,144        10,179            0.03075%
6410 Poplar Avenue,
Suite 700
Memphis, TN 38119-4839

James H. Prentiss, Jr               $ 13,616         1,018            0.00307%
494 Rocky Point Road
Cordova, TN 37018

James H. Prentiss, Sr               $211,031        15,778            0.04767%
5118 Park Avenue, Suite 208
Memphis, TN 38117

RKW Company                         $469,703        35,118            0.10611%
(A Partnership)
C/O Makowsky & Ringel, Inc.
P.O. Box 241990
Memphis, TN 38124

Carol Wandling                      $ 13,616         1,018            0.00307%
2081 Steeplebrook Drive
Cordova, TN 38018



W. Terry Young                      $    136,144         10,179       0.03075%
430 Coconut Palm Road
Vero Beach, FL 32963

McNeill Hotel Partners I            $     86,510          6,468       0.01954%
4735 Spottswood,
Suite 201
Memphis, TN 38117

Philip Vaiden                       $    100,000          7,421       0.02242%
6396 Wynfrey Place
Memphis, TN 38120

Bruce C. Taylor                     $    130,000          9,648       0.02915%
7960 Wolf River Blvd
Suite 101
Germantown, TN 38138

Clyde Patton, Jr                    $    130,000          9,648       0.02915%
7960 Wolf River Blvd
Suite 101
Germantown, TN 38138

TAVCO-Destin                        $  1,040,000         77,180       0.23320%
Hospitality Management, Inc.
Attn: Doug Trainor &
 Ted Vaughan
4208 Walnut Grove Road
Memphis, TN 38117

Katherine C. Lammons                $    135,000         10,019       0.03027%
325 Meadowgrove Ln
Memphis, TN 38120

Wolf River Hotel, LLC               $  2,059,000        152,802       0.46170%
4735 Spottswood
Suite 201
Memphis, TN 38119

Equity Inns Trust                   $425,574,496     31,825,578      96.16357%
Suite 102
4735 Spottswood
Memphis, TN 38117                   ____________     __________      _________

Total:                              $442,587,836     33,095,251         100.0%
                                    ============     ==========      =========

                                    EXHIBIT A
                     NOTICE OF EXERCISE OF REDEMPTION RIGHT

In accordance with Section 8.05 of the Third Amended and Restated Agreement of Limited Partnership of Equity Inns Partnership, L.P. (the "Agreement"), the undersigned hereby irrevocably (i) presents for redemption ________ Partnership Units in Equity Inns Partnership, L.P. in accordance with the terms of the Agreement and the Redemption Right referred to in Section 8.05 thereof, (ii) surrenders such Limited Partnership Units and all right, title and interest therein, and (iii) directs that the Cash Amount or REIT Shares (as defined in Article I of the Agreement) as determined by the General Partner deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated:___________________________

 Name of Limited Partner:


---------------------------------
(Signature of Limited Partner)



---------------------------------
(Mailing Address)



---------------------------------
(City)    (State)   (Zip Code)

Signature Guaranteed by:

---------------------------------


If REIT Shares are to be issued, issue to:

Please insert social security or identifying number:

Name: